SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________

FORM 8-K/A
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 7, 2007
(Date of Report)
_____________________

Sovran Self Storage, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-13820	16-1194043
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6467 Main Street
Williamsville, New York 14221
(Address of principal executive offices) (Zip Code)

(716) 633-1850
(Registrant's telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets
As previously disclosed in Form 8-K filed by the Company on June 7, 2007, on June 1, 2007, Sovran Self Storage, Inc. (the "Company"), through Sovran Acquisition Limited Partnership (the "Operating Partnership") acquired 14 self-storage facilities (the “Safe Mini Properties”) from Breland Companies for an aggregate purchase price of $84 million.  This report on Form 8-K/A amends the report on Form 8-K of Sovran Self Storage, Inc., dated June 7, 2007, to provide certain financial information required by Item 9.01 in connection with the acquisition of the Safe Mini Properties.  In addition, the Company completed acquisitions of other self-storage facilities during 2007 and 2006 and is including their results together with the results of the Safe Mini Properties in the unaudited pro forma financial information.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements Applicable to Real Estate Properties Acquired		Page

	*	Report of Independent Auditors	3

	*	Safe Mini Properties Historical Summaries of Combined Gross Revenue and Direct Operating Expenses for the year ended December 31, 2006 and the three months ended March 31, 2007.	4

	*	Safe Mini Properties Notes to Historical Summaries of Combined Gross Revenue and Direct Operating Expenses for the year ended December 31, 2006 and the three months ended March 31, 2007.	5-6

(b)	Unaudited Pro Forma Financial Information

	*	Unaudited Pro Forma Consolidated Financial Information	7

	*	Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2007	8

	*	Unaudited Pro Forma Consolidated Statement of Operations for the Year ended December 31, 2006	9

	*	Notes to Unaudited Pro Forma Consolidated Financial Statements	10

(c)	Exhibits

	Exhibit No.	Description

	23	Consent of Independent Auditors	14

Report of Independent Auditors

The Board of Directors and Shareholders of Sovran Self Storage, Inc.

We have audited the accompanying Historical Summary of Gross Revenue and Direct Operating Expenses of fourteen self-storage facilities (the “Safe Mini Properties”) as described in Note 1, for the year ended December 31, 2006.  This Historical Summary is the responsibility of the Company's management.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.  We were not engaged to perform an audit of the Safe Mini Properties’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Safe Mini Properties’ internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the basis of accounting used and significant estimates made by management, and evaluating the overall presentation of the Historical Summary.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of Sovran Self Storage, Inc. as described in Note 1, and is not intended to be a complete presentation of the Safe Mini Properties’ revenue and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross revenue and direct operating expenses described in Note 1 of the Safe Mini Properties for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Buffalo, New York August 15, 2007

HISTORICAL SUMMARIES OF GROSS REVENUE
AND DIRECT OPERATING EXPENSES

SAFE MINI PROPERTIES

(dollars in thousands)	Three months ended March 31, 2007 (unaudited)	Year ended December 31, 2006

Revenues:
Rental income	$ 1,597	$ 5,821
Other operating income	246	1,135
Total operating revenues	1,843	6,956

Direct Operating Expenses:
Property operations and maintenance	565	2,165
Real estate taxes	87	333
Total direct operating expenses	652	2,498

Revenue in excess of direct operating expenses	$ 1,191 ======	$ 4,458 ======

See notes to Historical Summaries.

SAFE MINI PROPERTIES
NOTES TO HISTORICAL SUMMARIES OF GROSS REVENUE AND DIRECT
OPERATING EXPENSES

1.	Basis of Presentation

On June 1, 2007, Sovran Self Storage, Inc. (the "Company") acquired 14 self-storage facilities (the "Safe Mini Properties") from Breland Companies, an Alabama based real estate company, and related entities for an aggregate purchase price of $84,000,000.  The Safe Mini Properties are located in Alabama (9), Missouri (3), and Florida (2), and comprise 1.2 million rentable square feet of storage space.

Basis of presentation:  The accompanying Historical Summaries of Gross Revenue and Direct Operating Expenses (the "Historical Summaries") for the year ended December 31, 2006 and the three months ended March 31, 2007 (unaudited) have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations of the Safe Mini Properties.

Interim financial information:  The Historical Summary for the three months ended March 31, 2007 is unaudited.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the Historical Summaries for the interim period, on the basis described above, have been included.  The results of such interim period are not necessarily indicative of the results for an entire year.

2.	Summary of Significant Accounting Policies

Revenue and Expense Recognition: Rental income is recorded when earned.  Advertising costs are expensed as incurred and for the year ended December 31, 2006 were $0.1 million.

Other Income: Consists primarily of sales of storage-related merchandise (locks and packing supplies), and rental truck commissions.

Direct Operating Expenses: Direct operating expenses exclude certain costs that may not be comparable to the future operations of the Safe Mini Properties. Excluded items consist of interest expense, depreciation and amortization, certain administrative costs, management fees, and other expenses not related to the future operations of the Safe Mini Properties.

Capital Improvements and Repairs and Maintenance: Expenditures for significant renovations or improvements that extend the useful life of assets are capitalized. Repair and maintenance costs are expensed as incurred.

Use of Estimates: The preparation of Historical Summaries in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Historical Summaries and accompanying notes.  Actual results could differ from those estimates.

SAFE MINI PROPERTIES
NOTES TO HISTORICAL SUMMARIES OF GROSS REVENUE AND DIRECT
OPERATING EXPENSES (continued)

Income Taxes: The Company qualifies as a REIT under the Internal Revenue Code of 1986, as amended, and will generally not be subject to corporate income taxes to the extent it distributes at least 90% of its taxable income to its shareholders and complies with certain other requirements. Accordingly, no provision has been made for federal income taxes in the accompanying Historical Summaries.

Prior to being acquired by the Company, the Safe Mini Properties were owned by certain limited partnerships or limited liability companies and, accordingly, their income was taxed directly to the partners or members.

3.	Commitments and Contingencies

The Company's current practice is to conduct environmental investigations in connection with property acquisitions.  At this time, the Company is not aware of any environmental contamination of any of the Safe Mini Properties that individually or in the aggregate would be material to the Company's overall business, financial condition, or results of operations.  There are no future lease commitments related to the Safe Mini Properties.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial statements are based on the historical consolidated financial statements of Sovran Self Storage, Inc. (the "Company") and the historical financial statements of the properties acquired in 2006 and 2007, adjusted to give effect to (i) the 14 self-storage facilities purchased from Breland Companies on June 1, 2007 (ii) the other 13 self-storage facilities purchased in 2007 (1 of which was acquired subsequent to March 31, 2007) (iii) the Company's additional investment in Locke Sovran I, LLC and Locke Sovran II, LLC on April 1, 2006, (iv) the 42 self-storage facilities purchased in 2006, and (v) the related indebtedness incurred and assumed on these transactions.  The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2007 and year ended December 31, 2006 give effect to these transactions as if they had occurred on January 1, 2006.

The information included in the "Historical Sovran Self Storage, Inc." column of the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2007 sets forth our historical consolidated statement of operations which are derived from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC for the period ended March 31, 2007.  The information included in the "Historical Sovran Self Storage, Inc." column of the unaudited pro forma consolidated statement of operations for the year ended December 31, 2006 is derived from our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2006.

The unaudited pro forma adjustments are based on available information and certain assumptions that we believe are reasonable and factually supportable.  These unaudited pro forma financial statements do not purport to represent what the actual results of operations of the Company would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of operations of the Company for future periods.

You should read the unaudited pro forma consolidated financial statements set forth below in conjunction with the audited and unaudited consolidated financial statements and related notes of our company included in the SEC filings discussed above.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2007

		Pro Forma Adjustments
(dollars in thousands, except per share data)	Historical Sovran Self Storage, Inc.	27 Acquisitions Subsequent to December 31, 2006 Note 2	Other Pro Forma Adjustments Note 3		Pro Forma
Revenues:
Rental income	$ 43,265	$ 2,812	$ -		$ 46,077
Other operating income	1,335	294	-		1,629
Total operating revenues	44,600	3,106	-		47,706

Expenses:
Property operations and maintenance	12,411	967	-		13,378
Real estate taxes	4,390	256	-		4,646
General and administrative	3,555	-	62	[2]	3,617
Depreciation and amortization	7,026	-	627	[3]	7,653
Total operating expenses	27,382	1,223	689		29,294

Income from operations	17,218	1,883	(689)		18,412
Other income (expense):
Interest expense	(7,599)	-	(1,431)	[4]	(9,030)
Interest income	528	-	(460)	[5]	68
Minority interest - Operating Partnership	(199)	-	14	[6]	(185)
Minority interest - consolidated joint ventures	(462)	-	-		(462)
Equity in income of joint ventures	51	-	-		51
Net Income	9,537	1,883	(2,566)		8,854
Preferred stock dividends	(628)	-	-		(628)
Net income available to common shareholders	$ 8,909 =======	$ 1,883 ======	$ (2,566) =======		$ 8,226 =======

Earnings per common share – basic	$ 0.44 =======				$ 0.40 =======
Earnings per common share – diluted	$ 0.44 =======				$ 0.40 =======
Common shares used in basic earnings per share calculation	20,413,257		65,944	[9]	20,479,201
Common shares used in diluted earnings per share calculation	20,479,656		53,222	[9]	20,532,878

Dividends declared per common share	$ 0.6200 =======				$ 0.6200 =======

See notes to unaudited pro forma consolidated financial statements

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006

		Pro Forma Adjustments
(dollars in thousands, except per share data)	Historical Sovran Self Storage, Inc.	69 Acquisitions Subsequent to December 31, 2005 Note 4	Locke Sovran I, LLC Note 5	Other Pro Forma Adjustments Note 3		Pro Forma
Revenues:
Rental income	$ 160,924	$ 20,531	$ 1,643	$ -		$ 183,098
Other operating income	5,371	1,659	56	(85)	[1]	7,001
Total operating revenues	166,295	22,190	1,699	(85)		190,099

Expenses:
Property operations and maintenance	44,034	6,502	399	-		50,935
Real estate taxes	15,260	1,969	170	-		17,399
General and administrative	14,095	-	40	444	[2]	14,579
Depreciation and amortization	25,347	-	238	8,834	[3]	34,419
Total operating expenses	98,736	8,471	847	9,278		117,332

Income from operations	67,559	13,719	852	(9,363)		72,767

Other income (expense):
Interest expense	(29,494)	-	(599)	(6,129)	[4]	(36,222)
Interest income	807	-	-	(249)	[5]	558
Minority interest - Operating Partnership	(905)	-	-	52	[6]	(853)
Minority interest - consolidated joint ventures	(1,529)	-	-	(319)	[7]	(1,848)
Equity in income of joint ventures	172	-	-	(53)	[8]	119
Net Income	36,610	13,719	253	(16,061)		34,521
Preferred stock dividends	(2,512)	-	-	-		(2,512)
Net income available to common shareholders	$ 34,098 =======	$ 13,719 =======	$ 253 ======	$ (16,061) ========		$ 32,009 =======

Earnings per common share – basic	$ 1.90					$ 1.56

Earnings per common share – diluted	$ 1.89					$ 1.56
Common shares used in basic earnings per share calculation	17,951,330			2,527,871	[9]	20,479,201
Common shares used in diluted earnings per share calculation	18,021,303			2,511,575	[9]	20,532,878

Dividends declared per common share	$ 2.47					$ 2.47

See notes to unaudited pro forma consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	Properties Acquired in 2006 and 2007

The financial information for the following properties is included in the Unaudited Pro Forma Consolidated Financial Information in addition to the properties included in the historical financial statements of the Company.  Pro Forma adjustments for these 2006 and 2007 acquisitions only include amounts not already included in the Company's historical financial information for the periods presented.

		Square		Date			Square		Date
City	State	Feet	Units	Acquired	City	State	Feet	Units	Acquired
Texas City	TX	56,450	500	1/10/2006	Greenville	MS	171,055	1,376	1/11/2007
San Marcos	TX	40,125	418	1/10/2006	Port Arthur	TX	66,650	456	3/8/2007
Baytown	TX	50,443	491	1/10/2006	Beaumont	TX	90,725	763	3/8/2007
Cypress	TX	59,300	430	1/13/2006	Buffalo	NY	50,400	383	3/30/2007
Webster	NY	75,712	703	2/1/2006	Buffalo	NY	49,450	424	3/30/2007
Houston	TX	71,105	439	3/9/2006	Buffalo	NY	62,900	525	3/30/2007
Lafayette	LA	33,050	368	4/13/2006	Buffalo	NY	83,605	641	3/30/2007
Lafayette	LA	37,125	408	4/13/2006	Buffalo	NY	27,950	236	3/30/2007
Lafayette	LA	49,325	507	4/13/2006	Buffalo	NY	62,275	593	3/30/2007
Lafayette	LA	30,050	336	4/13/2006	Buffalo	NY	68,566	671	3/30/2007
Manchester	NH	56,150	419	4/26/2006	Buffalo	NY	56,088	497	3/30/2007
Largo	FL	45,850	552	6/22/2006	Rochester	NY	70,700	497	3/30/2007
Pinellas Park	FL	64,850	623	6/22/2006	San Antonio	TX	73,501	573	5/23/2007
Tarpon Springs	FL	58,425	517	6/22/2006	Huntsville	AL	131,550	844	6/1/2007
New Orleans	LA	70,500	588	6/22/2006	Huntsville	AL	81,925	547	6/1/2007
St. Louis	MO	72,252	676	6/22/2006	Gulfport	LA	77,644	597	6/1/2007
St. Louis	MO	47,175	414	6/22/2006	Huntsville	MS	89,175	694	6/1/2007
St. Louis	MO	47,050	372	6/22/2006	Mobile	AL	91,345	660	6/1/2007
St. Louis	MO	108,431	753	6/22/2006	Gulfport	MS	83,750	638	6/1/2007
St. Louis	MO	54,600	515	6/22/2006	Huntsville	AL	88,800	651	6/1/2007
St. Louis	MO	56,525	506	6/22/2006	Foley	AL	108,250	819	6/1/2007
St. Louis	MO	49,875	443	6/22/2006	Pensacola	FL	72,950	584	6/1/2007
Arlington	TX	145,965	770	6/22/2006	Auburn	AL	64,300	503	6/1/2007
Dallas	TX	89,222	171	6/22/2006	Gulfport	MS	99,200	737	6/1/2007
Dallas	TX	82,346	129	6/22/2006	Pensacola	FL	55,200	433	6/1/2007
Dallas	TX	57,115	540	6/22/2006	Montgomery	AL	71,000	564	6/1/2007
Ft. Worth	TX	52,300	477	6/22/2006	Montgomery	AL	65,000	489	6/1/2007
Ft. Worth	TX	47,900	448	6/22/2006	2007 Totals		2,113,954	16,395
San Antonio	TX	59,700	520	6/22/2006
San Antonio	TX	65,405	587	6/22/2006
San Antonio	TX	51,250	479	6/22/2006
Nashua	NH	57,300	619	6/29/2006
Lafayette	LA	68,540	500	8/1/2006
Chattanooga	TN	69,175	598	8/7/2006
Montgomery	AL	59,360	482	9/28/2006
Auburn	AL	47,600	414	9/28/2006
Auburn	AL	53,525	459	9/28/2006
Columbus	GA	92,420	696	9/28/2006
Columbus	GA	71,215	572	9/28/2006
Columbus	GA	71,500	548	9/28/2006
Columbus	GA	43,475	365	9/28/2006
Concord	NH	58,233	599	10/31/2006
2006 Totals		2,577,914	20,951

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

1.	Properties Acquired in 2006 and 2007 (continued)

All of the facilities were acquired from unaffiliated third parties.  The acquisitions were funded by cash generated from operations, the issuance of 2,300,000 shares of common stock in a secondary offering which took place in December 2006, the issuance of common stock through the Company's Dividend Reinvestment and Stock Purchase Plan, borrowings under the Company's line of credit and term notes, and the assumption of certain mortgages payable.  Each of the facilities acquired was used by the seller as a self-storage facility prior to its acquisition by the Company, and the Company intends to continue the use of all facilities for that purpose.  The Company's management determined the contract price through arms-length negotiations, after taking into consideration such factors as:  the age and condition of the facility; the projected amounts of maintenance costs; anticipated capital improvements; the facility's current revenues; comparable facilities competing in the applicable market; market rental rates for comparable facilities; the occupancy rate of the facility; and the estimated amount of taxes, utility costs, personnel costs and other anticipated expenses.  The total purchase price of facilities acquired in 2006 and 2007 was approximately $166 million and $130 million, respectively.

2.	Statement of Operations – 27 Acquisitions Subsequent to December 31, 2006

These acquisitions were completed from January 1, 2007 through June 1, 2007.  Therefore, these adjustments reflect the operating results of the 27 acquisitions (including 14 Safe Mini Properties), excluding the results of operations for these facilities that are already included in the Company's historical results of operations for the three months ended March 31, 2007.

3.	Other Pro Forma Adjustments – Consolidated Statements of Operations
	1.	Elimination of management fee formerly charged to Locke Sovran I, LLC that is eliminated on consolidation.
	2.	Adjustments reflect the additional general and administrative expenses required to operate the facilities acquired in 2006 and 2007.
3.
Adjustments reflect the additional depreciation and amortization expense resulting from the properties acquired in 2006 and 2007 and the acquisition of additional interests in Locke Sovran I, LLC and Locke Sovran II, LLC. .

4.
Adjustments reflect the additional interest expense as a result of additional borrowings to fund the 2006 and 2007 acquisitions and the interest expense related to the mortgages assumed on certain acquisitions.  $86 million of the additional borrowings used to finance the acquisitions were at variable interest rates and a 1/8% change in interest rates would have less than a $0.1 million effect on pro forma net income for the three months ended March 31, 2007 and year ended December 31, 2006.

	5.	Elimination of intercompany interest charged to Locke Sovran I, LLC.
	6.	Minority interest – Operating Partnership adjusted based on reduced pro forma earnings.
	7.	Minority interest – consolidated joint ventures adjusted based on additional investment in Locke Sovran I, LLC and Locke Sovran II, LLC, as well as the consolidation of Locke Sovran I, LLC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

8.	Equity in income of joint ventures adjusted to remove the portion related to Locke Sovran I, LLC as this entity is included in the consolidated pro forma statement of operations.
9.
Adjustments reflect the sale of 2,300,000 shares in a secondary offering which closed in December 2006 to finance certain 2007 acquisitions and the issuance of shares through the Company's Dividend Reinvestment and Stock Purchase Plan from which the proceeds were used to finance a portion of the purchase price for the 2006 and 2007 acquisitions.

4.	Statement of Operations – 69 Acquisitions Subsequent to December 31, 2005
These acquisitions were completed from January 1, 2006 through June 1, 2007.  Therefore, these adjustments reflect the operating results of the 69 acquisitions (including 14 Safe Mini Properties), excluding the results of operations for these facilities that are already included in the Company's historical results of operations for the year ended December 31, 2006.

5.	Locke Sovran I, LLC
On April 1, 2006, the Company made additional investments totaling $8.5 million in Locke Sovran I, LLC and Locke Sovran II, LLC that increased the Company's ownership to over 70% in each of these joint ventures.  This adjustment reflects the accounts of Locke Sovran I, LLC for the period January 1, 2006 to March 31, 2006, the period the results were not included in the Company’s consolidated financial statements.  The accounts of Locke Sovran II, LLC are already included in the Company's historical consolidated financial statements as it has been a majority controlled joint venture since 2001.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVRAN SELF STORAGE, INC.
By: /s/ DAVID L. ROGERS David L. Rogers Chief Financial Officer

Date: August 16, 2007

22.

23.           EXHIBIT INDEX

24. Exhibit No.	25. Description

26. 23	27. Consent of Independent Auditors.